EXHIBIT 21

                          NATIONAL GAS & OIL COMPANY

                        SUBSIDIARIES OF THE REGISTRANT

                                                        State of Incorporation
                                                        ----------------------

A.   National Gas & Oil Corporation ............................ Ohio

B.    NGO Development Corporation .............................. Ohio

C.    Producers Gas Sales, Inc. ................................ Ohio